Exhibit 16.1

RSM US LLP

1001 Lakeside Ave East
Suite 200
Cleveland, OH 44114
March 3, 2022	T +1 216 523 1900

F +1 216 522 1490
www.rsmus.com

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read TravelCenters of America Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on March 3, 2022 and we agree with such statements concerning our firm.